Exhibit 11

                          COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three months ended November 30, 2000 and 1999.


     Three months ended November 30, 2000

     22,420,375 x shares outstanding for 91 days              2,040,254,125
     Divided by number of days in the period                             91
                                                              _____________
                                                                 22,420,375

     Three months ended November 30, 1999

     22,420,375 x shares outstanding for 91 days              2,040,254,125
     Divided by number of days in the period                             91
                                                              _____________
                                                                 22,420,375